Exhibit 5.1
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
Tel (212) 922 2200
Fax (212) 922 1512
October 24, 2011
Capital Product Partners L.P.
3, Iassonos Street
Piraeus, Athens
18537 Greece
Registration Statement on Form F-3
Dear Sirs:
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Capital Product Partners L.P. (the “Partnership”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale from time to time of up to $500,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of (i) Common Units to be issued by the Partnership (the "Units”) each representing limited partnership interests in the Partnership, (ii) one or more series of preferred units to be issued by the Partnership (the “Preferred Units”), (iii) debt securities (the “Debt Securities”), which may be issued pursuant to a form of indenture, in substantially the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”), including debt securities convertible into or exchangeable for common units or other securities of the Partnership, (iv) guarantees (the “Guarantees”) of the Debt Securities by one or more subsidiaries of the Partnership (the “Guarantors”) and (v) warrants to purchase Debt Securities or equity securities of the Partnership or securities of third parties or other rights (the “Warrants” and collectively with the Units, Preferred Units, Debt Securities and Guarantees, the “Securities”). The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).
In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the Indenture, (iii) the Second Amended and Restated Agreement of Limited Partnership dated February 22, 2010 of the Partnership, as amended by an amendment dated as of September 30, 2011 (the “LP Agreement”) and (iv) such other papers, documents and certificates of public officials and certificates of representatives of the Partnership and the Partnership’s general partner, Capital GP L.L.C. (the “General Partner”), as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the

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conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinion set forth herein, (e) the completeness of each document submitted to us and (f) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power, authority and legal right of all parties (other than the Partner and General Partner) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), all parties to the Indenture and all parties to the Guarantees to enter into and perform their respective obligations thereunder and the due authorization, execution and delivery of such documents by such parties. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.
We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (iii) the Securities shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto, (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vi) any Securities consisting of Units or Preferred Units, including issuable upon conversion, exchange or exercise of any Security, that may be issued under the Registration Statement, have been duly authorized and will be validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, and (vii) the definitive terms of any Security, other than Units, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law.
With respect to the issuance and sale of any series of Preferred Units, we have further assumed that (i) an appropriate certificate of designations, or similar instrument setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Preferred Units will have been duly adopted and fixed by the Board of Directors of the Partnership and approved by the General Partner in a form to be described in a Prospectus Supplement, all in conformity with the requirements of the LP Agreement, and (ii) such Preferred Units shall represent equity ownership interests in the Partnership held by limited partners of the Partnership.
With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the Indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Trustee”) substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee in accordance with the terms and conditions of the Indenture regarding the creation, authentication and delivery of any

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supplemental indenture to such Indenture and (ii) such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto.
With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement (the “Warrant Agreement”) with respect to such Warrants will have been executed and delivered by the Company and a warrant agent (the “Warrant Agent”), (ii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company.
This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.
Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:
1.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Partnership and when issued and delivered against payment therefor in accordance with the terms of the LP Agreement, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Units will be validly issued, fully paid and non-assessable.
2.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Partnership and the General Partner and when issued and delivered against payment therefor in accordance with the terms of the LP Agreement, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Preferred Units will be validly issued, fully paid and non-assessable.
3.	Upon the due execution and delivery of the Indenture by the parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Partnership and established in accordance with the Indenture, (b) any related Guarantee by the Guarantors has been duly authorized by each such Guarantor, and (c) such Debt Security and any such Guarantee have been duly executed, authenticated, issued for value and delivered in accordance with the Indenture, (i) such Debt Security and any such Guarantee will be binding obligations of the Partnership and Guarantor, as applicable and will be, in the case of Debt Securities, entitled to the benefits provided by the Indenture, and (ii) if the Debt Securities are convertible into Securities (other than Debt Securities and Guarantees), then such resulting Securities will be (x) in the case of Units or Preferred Units (subject to compliance with the requirements set forth in Paragraphs 1 and 2 above), validly issued, fully paid and non-assessable, and (y) in the case of Warrants, (subject to compliance with the requirements set forth in Paragraph 4 below), a binding agreement of the Partnership, entitled to the benefits provided by the Warrant Agreement.

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4.	When the specific terms of a particular Warrant have been duly authorized and approved by the Partnership and when issued and delivered against payment therefor in with the terms of the LP Agreement, the Warrant Agreement, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, such Warrant will be a binding agreement of the Partnership, entitled to the benefits provided by the Warrant Agreement, and when issued against payment therefor upon exercise of the Warrant (i) the Units issued upon the exercise of such Warrant will be validly issued, fully paid and non-assessable, or (ii) the Debt Security will be the binding obligation of the Partnership entitled to the benefits provided by the Indenture.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.
Very truly yours,
Watson, Farley & Williams (New York) LLP
/s/ Watson, Farley & Williams (New York) LLP